UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2024

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CHORD ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 14, 2024, Chord Energy Corporation, a Delaware corporation (“Chord” or the “Company”), held a special meeting of the Company’s stockholders (the “Company Special Meeting”). At the Company Special Meeting, the Company’s stockholders voted on and approved (i) a proposal to approve the issuance of shares of the Company’s common stock, par value $0.01 per share (“Chord common stock” and the proposal, the “Stock Issuance Proposal”), to the shareholders of Enerplus Corporation, a corporation existing under the laws of the Province of Alberta, Canada (“Enerplus”), in connection with and pursuant to that certain Arrangement Agreement, dated as of February 21, 2024, by and among Chord, Enerplus and Spark Acquisition ULC, an unlimited liability company organized and existing under the laws of the Province of Alberta, Canada and a wholly owned subsidiary of Chord (the “Arrangement Agreement”), (ii) a proposal to approve the amendment to the Amended and Restated Certificate of Incorporation of Chord, as amended, to increase the number of authorized shares of Chord common stock from 120,000,000 shares to 240,000,000 shares (the “Charter Amendment Proposal”) and (iii) a proposal to approve the adjournment or postponement of the Company Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Arrangement Agreement (the “Adjournment Proposal,” and together with the Stock Issuance Proposal and the Charter Amendment Proposal, the “Company Proposals”).
Prior to the Company Special Meeting, the Company delivered a definitive proxy statement (the “Proxy Statement”) to its stockholders describing the Company Special Meeting, the Company Proposals, the arrangement between the Company and Enerplus (the “Arrangement”) and related information. The Proxy Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 9, 2024.
At the Company Special Meeting, each of the Stock Issuance Proposal and the Adjournment Proposal was approved by the affirmative vote of a majority of the voting power of shares of Chord common stock present in person (online) or represented by proxy and entitled to vote thereon at the Company Special Meeting, and the Charter Amendment Proposal was approved by the affirmative vote of a majority of the voting power of shares of Chord common stock entitled to vote thereon at the Company Special Meeting.
As disclosed in the Proxy Statement, as of the close of business on April 8, 2024, the record date for the Company Special Meeting, there were 41,563,092 shares of Chord common stock outstanding and entitled to vote. There were 38,681,172 shares of Chord common stock represented in person or by proxy at the Company Special Meeting, which constituted a quorum to conduct business at the Company Special Meeting. The following are the final voting results on each Company Proposal, which are more fully described in the Proxy Statement.
The number of shares voted for or against, as well as abstentions and broker non-votes, if applicable, with respect to each Company Proposal presented at the Company Special Meeting was:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stock Issuance Proposal	36,738,772	15,012	122,386	1,805,002
Charter Amendment Proposal	34,996,597	3,667,492	17,083	—
Adjournment Proposal	35,225,174	3,316,326	139,672	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: May 15, 2024	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary